Exhibit 99.1
EARNINGS RELEASE
By:    Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

CONTACTS:	R. Jordan Gates Bradley S. Powell
President and Chief Operating Officer    Senior Vice President and Chief Financial Officer
(206) 674-3427     (206) 674-3412
FOR IMMEDIATE RELEASE
__________________________________________________________________________________________________________________________________________________________________________
EXPEDITORS REPORTS FIRST QUARTER 2013 EPS OF $.39 PER SHARE 1
SEATTLE, WASHINGTON - May 1, 2013, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced net earnings attributable to shareholders of $80,315,000 for the first quarter of 2013, as compared with $76,707,000 for the same quarter of 2012, an increase of 5%. Net revenues and total revenues for the first quarter of 2013 decreased marginally to $445,284,000 and $1,410,485,000 as compared with $446,571,000 and $1,411,370,000, respectively, for the same quarter in 2012. Operating income was $128,518,000 in the first quarter of 2013, as compared with $125,271,0002 for the same quarter of 2012, an increase of 3%. Diluted net earnings attributable to shareholders per share for the first quarter were $.39, as compared with $.36 for the same quarter in 2012, an increase of 8%.
"There is a certain stability in these quarterly results that may not be as apparent on the surface as they were re-assuring to us here,” said Peter J. Rose, Chairman and Chief Executive Officer. “We had a strong finish in March and after having swum in deep waters for so long, it's somewhat invigorating to feel that your feet might actually be touching ground. We still have a ways to go, but despite the continued and well-publicized slide in global PC shipments, historically a large part of our tech business, our 2013 first quarter year-over-year airfreight tonnages were actually up, albeit marginally. This was the second consecutive quarter we've had year-over-year airfreight tonnage increases. While pricing was still somewhat volatile, it was great to see some sustained traction in year-over-year airfreight tonnage growth,” Rose went on to say.
“As we look forward to the remainder of 2013, amid the obvious challenges, we do see cause for optimism. The same uncertainty that haunted the global economy in 2012 hasn't entirely gone away. That said, we feel increasingly confident about our ability to address these challenges,” Rose continued. “We try to be very realistic here and not allow our perspectives to be overly swayed, either positively or negatively, by conventional financial media wisdom du jour. As we assess our current state, we feel much better about 2013 at the end of the first quarter of 2013 than we did about 2012 at the end of the first quarter of 2012. We have control over our expenses, we're 3% more profitable in our branch operations, and the investments we've made in our people and in our systems continue to build and strengthen the cultural foundation we rely on to create long-term stability. As always, we're grateful to our people for their steadfastness and their commitment to our customers and to each other. That's the kind of commitment our culture fosters and predictably, that's what gets us through tough times,” Rose concluded.
Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 188 full-service offices and numerous satellite locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, domestic time definite transportation services, purchase order management and customized logistics solutions.

_______________________
1Diluted earnings attributable to shareholders per share.
2Includes a European Commission fine of $5.5 million.
NOTE: See Disclaimer on Forward-Looking Statements on the following page of this release.

Expeditors International of Washington, Inc.
First Quarter 2013 Earnings Release, May 1, 2013

Financial Highlights for the Three months ended March 31, 2013 and 2012 (Unaudited)
(in 000's of US dollars except share data)

	Three months ended March 31,
	2013	2012	% Change
Revenues	$1,410,485	$1,411,370	—%
Net revenues[1]	$445,284	$446,571	—%
Operating income	$128,518	$125,271	3%
Net earnings attributable to shareholders	$80,315	$76,707	5%
Diluted earnings attributable to shareholders	$.39	$.36	8%
Basic earnings attributable to shareholders	$.39	$.36	8%
Diluted weighted average shares outstanding	207,613,863	214,199,510
Basic weighted average shares outstanding	206,475,095	212,097,662
_______________________
1Revenues less directly related operating expenses.

	Employee headcount as of March 31,
	2013	2012
North America	4,705	4,702
Asia Pacific	3,867	4,006
Europe and Africa	2,340	2,292
Middle East and India	1,216	1,229
Latin America	665	644
Information Systems	628	578
Corporate	273	234
Total	13,694	13,685

	Year-over-year percentage increase (decrease) in:
	Airfreight kilos	Ocean freight FEU
2013
January	16%	(3)%
February	(11)%	(5)%
March	(1)%	(4)%
Quarter	.4%	(4)%

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on May 3, 2013 will be considered in management's 8-K “Responses to Selected Questions” expected to be filed on or about May 10, 2013.

Disclaimer on Forward-Looking Statements:
Certain portions of this release contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties, including comments on stability of future quarter results; ability to increase airfreight tonnage and maintain pricing levels; ability to control expenses; ability to improve branch profitability; and ability to make strategic investments in people and systems to create long-term value. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, our ability to maintain consistent and stable operating results, future success of our business model, ability to perpetuate profits, changes in customer demand for Expeditors’ services caused by a general economic slow-down, customers’ inventory build-up, decreased consumer confidence, volatility in equity markets, energy prices, political changes, regulatory actions or changes or the unpredictable acts of competitors and other risks, risk factors and uncertainties detailed in our Annual Report as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	March 31, 2013	December 31, 2012
Assets
Current Assets:
Cash and cash equivalents	$1,394,687	$1,260,842
Accounts receivable, net	982,119	1,031,376
Deferred Federal and state income taxes	11,867	12,102
Other current assets	42,153	53,279
Total current assets	2,430,826	2,357,599
Property and equipment, net	546,698	556,204
Goodwill	7,927	7,927
Other assets, net	32,348	32,395
	$3,017,799	$2,954,125
Liabilities and Equity
Current Liabilities:
Accounts payable	629,190	641,593
Accrued expenses, primarily salaries and related costs	175,212	178,995
Federal, state and foreign income taxes	27,278	21,970
Total current liabilities	831,680	842,558
Deferred Federal and state income taxes	81,498	78,997

Commitments and contingencies

Shareholders’ Equity:
Preferred stock; none issued	—	—
Common stock, par value $.01 per share; issued and outstanding 206,475,743 shares at March 31, 2013 and 206,392,013 shares at December 31, 2012	2,065	2,064
Additional paid-in capital	5,962	1,283
Retained earnings	2,098,933	2,018,618
Accumulated other comprehensive (loss) income	(4,265)	5,734
Total shareholders’ equity	2,102,695	2,027,699
Noncontrolling interest	1,926	4,871
Total equity	2,104,621	2,032,570
	$3,017,799	$2,954,125

01-May-2013	Expeditors International of Washington, Inc.	Page 3 of 6

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(In thousands, except share data)
(Unaudited)

	Three months ended
	March 31,
	2013	2012
Revenues:
Airfreight services	$620,374	$638,912
Ocean freight and ocean services	445,479	434,336
Customs brokerage and other services	344,632	338,122
Total revenues	1,410,485	1,411,370
Operating Expenses:
Airfreight consolidation	464,919	481,043
Ocean freight consolidation	344,923	331,954
Customs brokerage and other services	155,359	151,802
Salaries and related costs	248,417	246,132
Rent and occupancy costs	21,657	21,176
Depreciation and amortization	11,278	9,545
Selling and promotion	7,257	8,663
Other	28,157	35,784
Total operating expenses	1,281,967	1,286,099
Operating income	128,518	125,271

Interest income	3,243	3,360
Other, net	1,531	477
Other income, net	4,774	3,837
Earnings before income taxes	133,292	129,108
Income tax expense	52,682	52,386
Net earnings	80,610	76,722
Less net earnings attributable to the noncontrolling interest	295	15
Net earnings attributable to shareholders	$80,315	$76,707
Diluted earnings attributable to shareholders per share	$.39	$.36
Basic earnings attributable to shareholders per share	$.39	$.36
Weighted average diluted shares outstanding	207,613,863	214,199,510
Weighted average basic shares outstanding	206,475,095	212,097,662

01-May-2013	Expeditors International of Washington, Inc.	Page 4 of 6

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (Unaudited)

	Three months ended
	March 31,
	2013	2012
Operating Activities:
Net earnings	$80,610	$76,722
Adjustments to reconcile net earnings to net cash from operating activities:
Provision for losses (recoveries) on accounts receivable	941	(467)
Deferred income tax expense	7,122	5,481
Excess tax benefits from stock plans	(1,099)	(3,426)
Stock compensation expense	11,005	10,600
Depreciation and amortization	11,278	9,545
Other	208	217
Changes in operating assets and liabilities:
Decrease in accounts receivable	38,856	12,968
(Increase) decrease in other current assets	(485)	1,924
(Decrease) increase in accounts payable and accrued expenses	(1,390)	13,559
Increase in income taxes payable, net	18,218	20,274
Net cash from operating activities	165,264	147,397
Investing Activities:
Decrease (increase) in short-term investments, net	38	(15,780)
Purchase of property and equipment	(10,068)	(17,088)
Other, net	(444)	470
Net cash from investing activities	(10,474)	(32,398)
Financing Activities:
Proceeds from issuance of common stock	10,929	12,920
Repurchases of common stock	(17,681)	(21,865)
Excess tax benefits from stock plans	1,099	3,426
Purchase of noncontrolling interest	(7,730)	—
Net cash from financing activities	(13,383)	(5,519)
Effect of exchange rate changes on cash and cash equivalents	(7,562)	9,079
Increase in cash and cash equivalents	133,845	118,559
Cash and cash equivalents at beginning of period	1,260,842	1,294,356
Cash and cash equivalents at end of period	$1,394,687	$1,412,915
Taxes paid:
Income taxes	$26,951	$26,512

01-May-2013	Expeditors International of Washington, Inc.	Page 5 of 6

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Business Segment Information
(In thousands) (Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	ASIA PACIFIC	EUROPE and AFRICA	MIDDLE EAST and INDIA	ELIMI- NATIONS	CONSOLI- DATED
Three months ended March 31, 2013:
Revenues from unaffiliated customers	$371,719	51,729	19,864	694,095	202,487	70,591	—	1,410,485
Transfers between geographic areas	20,026	2,544	4,876	10,630	8,880	4,327	(51,283)	—
Total revenues	$391,745	54,273	24,740	704,725	211,367	74,918	(51,283)	1,410,485
Net revenues	$177,688	23,781	14,411	135,507	70,589	23,308	—	445,284
Operating income	$47,353	6,612	4,089	52,884	11,926	5,654	—	128,518
Identifiable assets	$1,502,795	96,555	53,935	795,946	406,801	158,569	3,198	3,017,799
Capital expenditures	$5,379	187	259	2,552	1,198	493	—	10,068
Depreciation and amortization	$6,757	207	241	1,988	1,629	456	—	11,278
Equity	$1,231,424	62,267	32,638	568,609	165,014	79,434	(34,765)	2,104,621
Three months ended March 31, 2012:
Revenues from unaffiliated customers	$377,302	49,954	19,269	688,070	206,271	70,504	—	1,411,370
Transfers between geographic areas	22,208	2,465	5,079	10,972	9,467	4,651	(54,842)	—
Total revenues	$399,510	52,419	24,348	699,042	215,738	75,155	(54,842)	1,411,370
Net revenues	$181,475	22,242	14,835	131,814	71,533	24,672	—	446,571
Operating income	$45,525	6,369	4,762	47,238	14,247	7,130	—	125,271
Identifiable assets	$1,590,900	96,312	52,214	708,528	404,839	149,416	(986)	3,001,223
Capital expenditures	$9,759	176	255	5,287	942	669	—	17,088
Depreciation and amortization	$5,622	187	217	1,624	1,404	491	—	9,545
Equity	$1,315,321	56,341	31,060	471,498	164,165	93,282	(29,633)	2,102,034

01-May-2013	Expeditors International of Washington, Inc.	Page 6 of 6